        As filed with the Securities and Exchange Commission on January 6, 2006
                                                     Registration No. 333-128277
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                TO THE FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          NEW ENGLAND BANCSHARES, INC.
                    (FORMERLY KNOWN AS NEBS BANCSHARES, INC.)
                 (Name of small business issuer in its charter)


         MARYLAND                         6035                   04-3693643
 (State or jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization) Classification Code Number)   Identification No.)

        660 ENFIELD STREET                         660 ENFIELD STREET
   ENFIELD, CONNECTICUT 06082                 ENFIELD, CONNECTICUT 06082
         (860) 253-5200                             (860) 253-5200
  (Address and telephone number of      (Address of principal place of business
    principal executive offices)        or intended principal place of business)


                                DAVID J. O'CONNOR
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          NEW ENGLAND BANCSHARES, INC.
                               660 ENFIELD STREET
                           ENFIELD, CONNECTICUT 06082
                                 (860) 253-5200
            (Name, address and telephone number of agent for service)


                                   COPIES TO:

                          LAWRENCE M. F. SPACCASI, ESQ.
                              SCOTT A. BROWN, ESQ.
                          MULDOON MURPHY & AGUGGIA LLP
                            5101 WISCONSIN AVENUE, NW
                              WASHINGTON, DC 20016
                                 (202) 362-0840






                 SALE TO THE PUBLIC CONCLUDED DECEMBER 21, 2005





================================================================================

    This Post-Effective Amendment No. 1 is filed for the purpose of deregistering 975,209 shares of the $.01 par value common stock (the "Common Stock") of New England Bancshares, Inc., formerly known as NEBS Bancshares, Inc. (the "Company"), heretofore registered and offered pursuant to the terms of the Prospectus dated November 14, 2005 (the "Prospectus"). The remaining 5,346,691 shares registered pursuant to this Registration Statement on Form SB-2 have been issued in accordance with the Prospectus, including 3,075,855 shares sold in the subscription and community offerings and 2,270,836 shares issued to stockholders of the former New England Bancshares, Inc., each as described in the Prospectus.

    The Company has determined that no further shares will be offered, sold, issued and/or exchanged pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of the Post-Effective Amendment No. 1.

                                                                       CONFORMED
                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Enfield, State of Connecticut, on January 6, 2006.

                                   NEW ENGLAND BANCSHARES, INC.

                                   By: /s/ David J. O'Connor
                                       -----------------------------------------
                                       David J. O'Connor
                                       President and Chief Executive Officer
                                       (duly authorized representative)

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


Name                                Title                                      Date
----                                -----                                      ----
/s/ David J. O'Connor               President, Chief Executive               January 6, 2006
------------------------            Officer and Director
David J. O'Connor                   (principal executive officer)


/s/ Scott D. Nogles                 Senior Vice President and Chief          January 6, 2006
------------------------            Financial Officer
Scott D. Nogles                     (principal accounting and
                                    financial officer)

            *                       Chairman of the Board
------------------------
Peter T. Dow

            *                       Director
------------------------
Lucien P. Bolduc

            *                       Director
------------------------
William C. Leary

            *                       Director
------------------------
Myron J. Marek

                                    Director
------------------------
Dorothy McCarty

            *                       Director
------------------------
Richard K. Stevens

            *                       Director
------------------------
Richard M. Tatoian

* Pursuant to the Powers of Attorney filed as Exhibit 24.0 to the Registration Statement on Form SB-2 for New England Bancshares, Inc. (formerly known as NEBS Bancshares, Inc.) and Enfield Federal Savings and Loan Association Employees' Savings & Profit-Sharing Plan and Trust filed on September 13, 2005.

  /s/ David J. O'Connor             January 6, 2006
  ----------------------
  David J. O'Connor